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                                                                   EXHIBIT 11.1


                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


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                                                         THREE MONTHS ENDED
                                                             MARCH 31,
                                                     --------------------------
                                                      2003                2002
                                                     -------            -------
                                                       (IN THOUSANDS, EXCEPT
                                                         FOR PER SHARE DATA)

Basic:
    Net income applicable to common
        stock                                        $16,999            $13,476
                                                     =======            =======
    Weighted average number of
        common shares outstanding                     24,436             25,226
                                                     =======            =======

   Basic net income per share                        $   .70            $   .53
                                                     =======            =======

Diluted:
    Net income                                       $16,999            $13,476
    Interest expense on convertible
        subordinated debt, net of tax                      7                  8
                                                     -------            -------
    Net income applicable to common
        stock                                        $17,006            $13,484
                                                     =======            =======

    Weighted average number of
        common shares outstanding                     24,436             25,226
    Weighted average number of
        dilutive common stock equivalents                625              1,345
    Dilutive effect of convertible
        subordinated debt                                 30                 36
                                                     -------            -------
    Weighted average number of
        common and common equivalent
        shares outstanding                            25,091             26,607
                                                     =======            =======

   Diluted net income per share                      $   .68            $   .51
                                                     =======            =======
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